Exhibit 10.1

Termination Agreement for Equity Acquisition

By and between

AGM Technology Limited

and

SIFT Capital Partners Limited

December 2019

This Termination Agreement for Equity Acquisition (“this Agreement”) is made on this day of December 30, 2019 by the Parties as follows:

(1)	AGM Technology Limited (“the Buyer”), an entity established and existing under the laws of Hong Kong Special Administrative Region, the company number is 2240774 at the Company Registry, with its registered address at 10/F, Hong Kong Offshore Centre, No 28 Austin Avenue, Tsim Sha Tsui, Kowloon, Hong Kong.

(2)	SIFT Capital Partners Limited (“the Seller”), an entity established and existing under the laws of Hong Kong Special Administrative Region, the company number is 1386100 at the Company Registry, with its registered address at Floor 16, Man Yee Building, DesVoeux Road Central, Central, Hong Kong.

Whereas:

1.	The Parties signed the Equity Acquisition Agreement (the “Original Acquisition Agreement”) in Hong Kong in May 22, 2018;

2.	The Parties failed to reach the prerequisite 3.1.1 set forth in the Original Acquisition Agreement as of the date of signing this Agreement.

After friendly consultations, the Parties hereby agree as follows:

1.	The Parties agrees to terminate the Original Acquisition Agreement due to the prerequisite 3.1.1 is not reached and no event of default between the Parties;

2.	The Original Acquisition Agreement signed by the Parties shall be terminated as of the date of signing this Agreement. The Original Acquisition Agreement is no longer binding on the Parties.

3.	The Parties agree that the seller shall restore the executed change of equity at the change of industrial and commercial information office, including equity and senior management personnel.

This Agreement is made in triplicate, one for the Buyer and one for each of shareholders of the Seller. In witness whereof, each of the Parties hereto has caused this Agreement to be executed by its duly authorized representative in Beijing, China on the date first set forth above.

AGM Technology Limited

/s/ Tang Wenjie
Authorized Representative: Tang Wenjie

SIFT Capital Partners Limited	SIFT Capital Partners Limited

/s/ Chen Tian	/s/ Zhang Zhe
Shareholder: Chen Tian	Shareholder: Zhang Zhe